U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Lin’an Tengda Food Corp.
(Exact name of Registrant as specified in its charter)

WYOMING	26-3740348
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
(Name and address of principal executive offices)
Lin’an Tengda Food Corp. Address: Maoli Village, Longgang Town, Lin'an City, Zhejiang Province Telephone: 0086-571-63633886 Fax: 0086-571-63633886 Contact: Wu Xiaozhong
If any of the securities registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer  Accelerated Filer 
Non-accelerated filer  Smaller reporting company X

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (3)
Common Stock	600,000 shares	$0.30	$180,000	$10.44

(1) Registration fee has been paid via Fedwire.

(2) This is the initial public offering and no current trading market exists for our stock.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(4)  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares, and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

We are offering to the public 600,000 shares of common stock, at $0.30 per share, on a “best efforts” basis in a “direct public offering” through our sole officer and director. This offering terminates 365 days after commencement of this offering, which will be upon effectiveness of this registration statement. There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by Lin’an Tengda Food Corp. and no commissions will be paid for the sale of the 600,000 shares offered by Lin’an Tengda Food Corp. This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. We do intend to place the funds into a segregated bank account. The segregated account is not an escrow, trust or similar account.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

See “Risk Factors” beginning on page 3 for a discussion of material risks that you should consider prior to purchasing any of our common stock.

COPIES OF COMMUNICATIONS TO:

Law Offices of
Jillian Ivey Sidoti
34721 Myrtle Court
Winchester, CA 92596

SUBJECT TO COMPLETION, Dated November 30, 2009

PROSPECTUS
Lin’an Tengda Food Corp.

600,000 Shares of Common Stock
Price Per Share: $.30
Total cash proceeds if all shares are sold: $180,000

      This is our initial public offering. We are offering up to 600,000 shares of our common stock at a price of $0.30 per share. We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. The shares will be offered and sold by our CEO.  There is no trading market for our common stock.

      The offering is being conducted on a self-underwritten, best effort basis, which means our officer and/or director, will attempt to sell the shares. This Prospectus will permit our officer and/or director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Xiaozhong will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $.30 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of director for an additional 90 days.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Company
Per Share	$0.30	None	$0.30
Total	$180,000	None	$180,000

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.30 per share until such time as the shares of our common stock are traded on the Over-The-Counter Bulletin Board (“OTCBB”), which is sponsored by the Financial Industry Regulatory Authority (“FINRA”) formerly known as the National Association of Securities Dealers or FINRA). The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Although we intend to apply for quotation of our common stock on the FINRA Over-The-Counter Bulletin Board through a market maker, public trading of our common stock may never materialize. If our common stock becomes traded on the FINRA Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is:  November 30, 2009

PROSPECTUS SUMMARY AND RISK FACTORS

PROSPECTUS SUMMARY

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

          You should read the following summary together with the more detailed information about our company and the common stock being registered in this offering and our financial statements and the notes to those statements included elsewhere in this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account References in this prospectus to “we,” “our,” “us”, “Lin’an” and the “Company” refer to LIN’AN TENGDA FOOD CORP.

LIN’AN TENGDA FOOD CORP.

Corporate Background

We are a development stage company under the Securities Act of 1933.    The company plans to be an integral export-oriented enterprise of exportation and trade, the main production is quick-frozen vegetables. Located in Maoli Village, Longgang Town, Lin’an City, Zhejiang Pronvince, undertaking the leading role of vegetable industry development in Lin’an City, this company is not only an agricultural by-products processing enterprise with the biggest external investment but also a presidential enterprise of Lin’an City Vegetable Industry Association. Due to rich local agricultural vegetable resources, the government pays much attention to the development of agro-processing industry; therefore, in the cooperation of this project, Lin’an Tengda Food Corp. and the local government are mutual reciprocity and mutual benefit, which will bring more convenient to enterprise production and security to provide raw materials for the production.

Since our  organization,  our  activities  have been limited to the sale of initial  shares  for  our  organization  and  our  preparation  in  producing  a registration  statement and prospectus for our initial public offering.  Our address is Maoli Village, Longgang Town, Lin'an City, Zhejiang Province.

Terms of the Offering

We are offering to the public 600,000 shares of common stock, at $0.30 per share, on a “best efforts,” basis in a “direct public offering” through our sole officer and director. This offering terminates in 365 days after commencement of this offering. There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by Lin’an Tengda Food Corp. No commissions will be paid for the sale of the 600,000 shares offered by Lin’an Tengda Food.

 This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. We do intend to place the funds into a segregated account. The segregated account is not an escrow, trust or similar account, and is subject to attachment by creditors.

We will sell the shares on a “direct public offering,” basis through our sole officer and director, Wu Xiaozhong, who may be considered an underwriter as that term is defined in Section 2(a)(11). Mr. Xiaozhong will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares.
Mr. Xiaozhong will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;

•	he must not be an associated person of a broker-dealer;
•
he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of Lin’an Tengda Food Corp. otherwise than in connection with transactions in securities; and

•
he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 month.

Mr. Xiaozhong will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). Mr. Xiaozhong, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Lin’an Tengda Food to each offeree;
•	the subscription is completed by the offeree, and submitted by check back to Lin’an Tengda Food where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for Lin’an Tengda Food to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by Mr. Xiaozhong and the funds deposited into an account labeled: Lin’an Tengda Food Corp., within four (4) days of acceptance;
•	subscriptions not accepted, are returned with the check undeposited within 24 hours of determination of non-acceptance.

 SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception April 1, 2009 through September 30, 2009 are derived from our audited financial statements. The statement of operations and balance sheet data from inception April 1, 2009 through September 30, 2009 are derived from our audited financial statements.

Period from April 1, 2009 (Inception) to September 30, 2009

REVENUES	$0
TOTAL OPERATING EXPENSES	97,500

NET OPERATING LOSS	(97,500)

OTHER INCOME	356

NET LOSS	$(97,144)

NET LOSS PER SHARE: BASIC AND DILUTED	$0.00

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	803,546

ASSETS	September 30, 2009 (unaudited)

Current Assets
Cash and equivalents	$0
Interest receivable	886

TOTAL ASSETS	$886

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accrued expenses	$2,800

Stockholders’ Deficit
Common Stock, $.01 par value, 500,000,000 shares authorized, 803,546 shares issued and outstanding	8,035
Additional paid-in capital	139,520
Stock subscription receivable	(52,555)
Deficit accumulated during the development stage	(97,144)
Total stockholders’ deficit	(1,914)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$886

RISK FACTORS

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in LIN’AN TENGDA FOOD CORP. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

We have no operating history and have maintained losses since inception, which we expect to continue into the near term.

We were incorporated on April 1, 2009 and only just recently commenced operations. We have not realized any revenues to date. We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to September 30 , 2009 is ($97,144). Our ability to achieve and maintain profitability and positive cash flow beyond the near term is dependent upon:

•	our ability to further develop our customer base for our vegetables in Asia:
•	the ability to obtain cash needed;
•	our ability to generate a customer base in other countries;
•	our ability to control costs; and
•	our ability to compete with other industry leaders.

If we are unable to obtain the necessary revenues and financing to implement our business plan we will not have the money to pay our ongoing expenses and we may go out of business unless our existing shareholder base provides funding.

Our ability to successfully sell our projects to generate operating revenues in other countries depends on our ability to sustain overall profitability and cash flows to implement our business plan. Given that we have no operating history, no present revenues and only losses to date, we may not be able to achieve this goal, and if this occurs we plan to sell equity securities to be able to pay our operating costs. Should this fail, we may go out of business unless our shareholder base provides us with the needed funding.

How long our company will be able to satisfy its cash requirements depends on how quickly we can generate sales in Asia and other countries. Although there can be no assurance at present, we plan to be in a position to generate revenues by Jan 15, 2010. We estimate that as of March, 2010, we will generate sufficient cash flow from operations to fund all expenditures under our present business plan.

We plan on selling additional equity securities to generate sufficient cash flows to supplement our operating budget until operations support continuing cash flows. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders depending on the price we can sell such shares. The resale of shares by our existing stockholders pursuant to this prospectus may result in significant downward pressure on the price of our common stock and cause negative impact on our ability to sell additional equity securities.

RISK FACTORS - continued

We have limited sales and marketing experience.

Our management has limited experience in marketing our proposed projects and no distribution system has yet been successfully tested. While we have plans for marketing and sales, there can be no assurance that such efforts will be successful or that we will be able to attract and retain qualified individuals with marketing and sales expertise. Our future success will depend, among other factors, upon whether our projects can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our projects will gain wide acceptance in our targeted markets or that we will be able to effectively market our projects.

If our estimates related to expenditures and cashflow from operations are erroneous, and we are unable to sell additional equity securities, our business could fall short of expectations and you may lose your entire investment.

Our financial success is dependent in part upon the accuracy of our management's estimates of expenditures and cash flow from operations. (See . "Plan of Operation") If such estimates are erroneous or inaccurate, we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

We may not be able to compete effectively against our competitors.

We are engaged in a rapidly evolving field. Competition from other companies in the same field is intense and is expected to increase. Many of our competitors have substantially greater resources, research and development staff, sales and marketing staff, and facilities than we do. In addition, other recently developed technologies are, or may in the future be, the basis of competitive projects. There can be no assurance that our competitors will not develop technologies and projects that are more effective than those being developed by us or that would render our technology and projects obsolete or noncompetitive.

Our Business Model may not be sufficient to achieve success in our intended market

Our survival is dependent upon the market acceptance of freeze drying methods and acceptance of our quality vegetables.  Should these products be too narrowly focused or should the target market not be as responsive as we anticipate, we will not have in place alternate products we can offer to ensure our survival.

Inability of Our Officers and Directors to devote sufficient time to the operation of the business may limit our success.

Presently, the officer and director of LIN’AN TENGDA FOOD CORP. allocate the majority of their time to the operation of various businesses.  Since our officer and director are currently involved part time elsewhere, they may not be able to devote full time availability to work for LIN’AN TENGDA FOOD CORP.

Should the business develop faster than anticipated, the officers and directors will have to retain other personnel to ensure that it continues as a going concern.

We need to retain key personnel to support our projects and ongoing operations.

The development and marketing of our projects will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers and other needed key employees and contractors who have critical industry experience and relationships that we rely on to implement our business plan. The loss of the services of any of our officers would negatively impact our ability to sell our projects, which could adversely affect our financial results and impair our growth.

We depend highly on our current manager who has limited experience in running a public company and no formal employment agreement.

          We depend highly on Wu Xiaozhong, our President, Treasurer, and Sole Director, who may be difficult to replace. Wu Xiaozhong who is also the Chief Executive Officer of LIN’AN TENGDA FOOD CORP. at this point, only devotes approximately 50% of his time per week to our business, has only several years of industry experience and has not previously headed a public Company. Our plan of operations is dependent upon the continuing support and expertise of Mr. Xiaozhong.

Loss of our CEO could adversely affect our business

 Loss of Mr. Xiaozhong could slow the growth of our business, or it may cease to operate at all, which may result in the total loss of investor’s investments. Mr. Xiaozhong is not, presently, receiving a salary from the Company it is unknown, at this time, if or when the Company may be able to compensate Mr. Xiaozhong for his management services. The company does not anticipate Mr. Xiaozhong receiving a salary in the foreseeable future.

Our management has limited experience in running a public company

Our sole officer, Mr. Xiaozhong, has no experience in running a public company. He is vaguely familiar with the reporting requirements of the Securities and Exchange Commission. Mr Xiaozhong will rely on the expertise of outside counsel and consultants to insure proper filing and the meeting of deadlines.

Risks Associated with our Common Stock

As there is no public market for our common shares, they are an illiquid investment and investors may not be able to sell their shares.

          No market currently exists for our securities and we cannot assure you that such a market will ever develop, or if developed, will be sustained.

          Our common stock is not currently eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future. We intend to apply for listing on the NASD OTC Bulletin Board trading system pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain such a listing. The bulletin board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the bulletin board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including: the lack of readily available price quotations; the absence of consistent administrative supervision of “bid” and “ask” quotations; lower trading volume; and general market conditions. If no market for our shares materializes, you may not be able to sell your shares or may have to sell your shares at a significantly lower price.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 impose sales practice and disclosure requirements on FINRA broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share.  Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC/Bulletin Board or “OTCBB”. Following the date that the registration statement, in which this prospectus is included, becomes effective, we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with the FINRA an application on Form 15c(2)(11) for approval for our shares to be quoted on the OTCBB. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTCBB, it is very likely that our stock will be considered a “penny stock”. In that case, purchases and sales of our shares will be generally facilitated by FINRA broker-dealers who act as market makers for our shares.  The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Risks Associated with our Common Stock - continued

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors seeking dividend income or liquidity should not invest in our common stock.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 500,000,000 shares of common stock, of which 803,546 shares are issued and outstanding as of September 30, 2009.  Our Board of Directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of Lin’an Tengda Food Corp in the future.

This registration statement contains forward looking statements which are speculative in nature.

          This registration statement contains forward-looking statements. These statements relate to future events or our future financial performance. Forward looking statements are speculative and uncertain and not based on historical facts. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under “Business Description” and “Corporate Background” Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, future results, levels of activity, performance, or achievements cannot be guaranteed. The reader is advised to consult any further disclosures made on related subjects in our future SEC filings.

Forward Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

Securities and Exchange Commission’s Public Reference

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission (the “SEC”) at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. All proceeds from the sale of the common stock will go to the respective selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

 You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

As of September 30, 2009, Lin’an Tengda Food’s net tangible book value was ($1,914), or ($0.002) per share of common stock. Net tangible book value is the aggregate amount of Lin’an Tengda Food’s tangible assets less its total liabilities. Net tangible book value per share represents Lin’an Tengda Food’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 600,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $10,010), Lin’an Tengda Food’s net tangible book value as of the closing of this offering would increase from $(0.01) to $.04 per share. This represents an immediate increase in the net tangible book value of approximately $.05 per share to current shareholders, and immediate dilution of about $.26 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.30
Net tangible book value per share prior to offering..............$(0.002)
Increase per share attributable to new investors................. $0.05
Net tangible book value per share after offering................. $0.04
Dilution per share to new investors.............................. $0.26
Percentage dilution.............................................. 86%

The following assumes the sale of 75% of the shares of common stock in this offering. As of September 30, 2009, Lin’an Tengda Food’s net tangible book value was $(1,914), or $(0.002) per share of common stock. Net tangible book value is the aggregate amount of Lin’an Tengda Food’s tangible assets less its total liabilities. Net tangible book value per share represents Lin’an Tengda Food’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 450,000  shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $10,010), Lin’an Tengda Food’s net tangible book value as of the closing of this offering would increase from $(0.002) to $.03 per share. This represents an immediate increase in the net tangible book value of $.04 per share to current shareholders, and immediate dilution of $.27 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.30
Net tangible book value per share prior to offering..............$(0.002)
Increase per share attributable to new investors................. $0.04
Net tangible book value per share after offering................. $0.03
Dilution per share to new investors.............................. $0.27
Percentage dilution.............................................. 90%

 The following assumes the sale of 50% of the shares of common stock in this offering. As of September 30, 2009, Lin’an Tengda Food’s net tangible book value was $(1,914), or $(0.002) per share of common stock. Net tangible book value is the aggregate amount of Lin’an Tengda Food’s tangible assets less its total liabilities. Net tangible book value per share represents Lin’an Tengda Food’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 300,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $10,010), Lin’an Tengda Food’s net tangible book value as of the closing of this offering would increase from $(0.002) to $.02 per share. This represents an immediate increase in the net tangible book value of $.03 per share to current shareholders, and immediate dilution of $.04 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.30
Net tangible book value per share prior to offering..............$(0.002)
Increase per share attributable to new investors................. $0.03
Net tangible book value per share after offering................. $0.02
Dilution per share to new investors.............................. $0.28
Percentage dilution.............................................. 94%

 The following assumes the sale of 25% of the shares of common stock in this offering. As of September 30, 2009, LIN’AN TENGDA FOOD’s net tangible book value was $(1,914), or $(0.002) per share of common stock. Net tangible book value is the aggregate amount of LIN’AN TENGDA FOOD’s tangible assets less its total liabilities. Net tangible book value per share represents LIN’AN TENGDA FOOD’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 150,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $10,010), LIN’AN TENGDA FOOD’s net tangible book value as of the closing of this offering would increase from $(0.002) per share to $0.00 per share. This represents an immediate increase in the net tangible book value of $.01 per share to current shareholders, and immediate dilution of $.30 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.30
Net tangible book value per share prior to offering..............$(0.002)
Increase per share attributable to new investors................. $0.01
Net tangible book value per share after offering..................$0.00
Dilution per share to new investors.............................. $0.30
Percentage dilution.............................................. 100%

The following assumes the sale of 10% of the shares of common stock in this offering. As of September 30, 2009, LIN’AN TENGDA FOOD’s net tangible book value was $(1,914), or $(0.002) per share of common stock. Net tangible book value is the aggregate amount of LIN’AN TENGDA FOOD’s tangible assets less its total liabilities. Net tangible book value per share represents LIN’AN TENGDA FOOD’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 60,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting of $10,010), LIN’AN TENGDA FOOD’s net tangible book value as of the closing of this offering would be $.00 per share and, as a result, there will be an immediate increase in the net tangible book value of $.01 per share to current shareholders, but there is an immediate dilution of $.30 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.30
Net tangible book value per share prior to offering............. $(0.002)
Increase per share attributable to new investors................. $0.01
Net tangible book value per share after offering................ $0.00
Dilution per share to new investors.............................. $0.31
Percentage dilution.............................................. 100%

                       SELLING SECURITY HOLDERS

      None of our security holders are offering any securities under this offering. There is no guarantee we will sell all of the shares under this offering as this is a “best efforts” offering.

The following tables summarize, as of September 30, 2009, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

The table below assumes the sale of the 600,000 shares offered in this prospectus at an assumed initial public offering price of $0.30 per share and before any deduction of estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Original Stockholders	803,546	57%	$8,035	4.27%	$0.10
Public Stockholders	600,000	43%	$180,000	95.73%	$0.30
Total	1,403,546	100%	$188,035	100%

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock in one or more of the following methods described below. Our common stock is not currently listed on any national exchange or electronic quotation system. There is currently no market for our securities and a market may never develop. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a price of $0.30 cents per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a)
block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;
(c)	an exchange distribution in accordance with the rules of the exchange;
(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(e)	privately negotiated transactions;
(f)	a combination of any aforementioned methods of sale; and
(g)	any other method permitted pursuant to applicable law, including compliance with SEC’s Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the SEC. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

DESCRIPTION OF SECURITIES TO BE REGISTERED.

General

Our authorized capital stock consists of 500,000,000 Shares of common stock, $0.001 par value per Share.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, $0.001 par value per share. Currently we have 803,546 common shares issued and outstanding.  We do not have any holding period requirements for our common stock.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Wyoming for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

No Public Market for Common Stock

          There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by the NASD, upon the effectiveness of the registration statement of which this prospectus forms a part.

          There are several requirements for listing our shares on the NASDAQ bulletin board, including:

          * we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

          * we must remain current in our filings;

          * we must find a member of FINRA to file a form 211 on our behalf. The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with the NASD so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

          We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

No Broker Is Being Utilized In This Offering

          This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, the NASD’S corporate finance department must issue a “no objection” position on the terms of the underwriting compensation before the broker-dealer may participate in the offering.

No Escrow of Proceeds

          There will be no escrow of any of the proceeds of this offering since the Company has already received all proceeds from its Private Placement. Accordingly, we already have use of all funds we have raised. These funds shall be non-refundable to subscribers except as may be required by applicable law.

Penny Stock Reform Act of 1990

          The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Maddox Ungar and Silberstein PLLC to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL PROCEEDINGS
We are not a party to any legal proceedings or litigation at this time.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

THE COMPANY

Lin’an Tengda Food Corp. is a development stage Wyoming corporation and was formed April 1, 2009. The authorized share capital of 500,000,000 common shares. The company plans to be an integral export-oriented enterprise of exportation and trade, the main production is quick-frozen vegetables. Located in Maoli Village, Longgang Town, Lin’an City, Zhejiang Pronvince, undertaking the leading role of vegetable industry development in Lin’an City, this company is not only an agricultural by-products processing enterprise with the biggest external investment but also a presidential enterprise of Lin’an City Vegetable Industry Association. Due to rich local agricultural vegetable resources, the government pays much attention to the development of agro-processing industry; therefore, in the cooperation of this project, Lin’an Tengda Food Corp. and the local government are mutual reciprocity and mutual benefit, which will bring more convenient to enterprise production and security to provide raw materials for the production.

Product Introduction

I. Main Products:

Vegetables, such as cauliflower, broccoli, rape flower sweet broad pea, sugar pea and green sword bean are all in the wild herb of capparaceae, according to research, it is abundant in 17 trace elements which are good for health, among various vegetables and fruits, which has the best anti-cancer effect and is one of the most flavonoid-containing foods. In addition to prevent infection, flavonoid is the best element for vessel treatment which can prevent cholesterol from oxidizing, prevent platelets from coagulating, thus reducing the risk of heart disease and paralysis.  Broccoli is brassica linn cabbage mutation of cruciferae. Its edible part is the green scape and bud, with protein, sugar, fat, vitamins and carotene, it is abundance in nutrition which can be ranked first in similar vegetables and is called “Vegetable Crown”. It is a high-quality vegetable, with delicious taste, it can be pan fried, tossed in sauce and cooked as soup. According to analysis, every 100 gram fresh broccoli contains 3.5-4.5 gram of protein which is three times of cauliflower, 4 times of tomato, furthermore; in addition, broccoli contains more comprehensive mineral substance compared with other vegetables; it is abundance in trace elements such as calcium, phosphor, iron, kalium, zinc, manganese, etc, which is much more than cabbage, belonging to cruciferae, too. In recent years, the anti-cancer effect of broccoli has become the main research content of the scientists in western countries and Japan. In addition to anti-cancer, broccoli is also rich in ascorbic acid which can enhance the liver’s detoxification capacity and improve immunity; the flavonoid in it has the function of adjusting and preventing high blood pressure and heart disease; at the same time, broccoli belongs to high-fiber vegetable, which can reduce gastrointestinal glucose absorption effectively, thereby lowering blood glucose and controlling diabetes effectively.

Rape Flower originates from Europe and Central Asia. Belonging to annual herb, cruciferae, it is a small flower composed of four petals, a pistil, four long and two stamens with rich pollen.  The fruit juice made from rape flower has the function of preventing high blood pressure, anemia and cold in medical treatment Ventricousinternode belongs to subfamily of gramineae bamboo, phyllostachys. It is originated from Lin’an, Anji, Yuhang, Zhejiang province. The shoot grows in the early spring when it thunders, therefore gets the name, actually it is a variant of early bamboo. With 2.74% of protein, 0.52% fat, 3.54% sugar, it is delicious and full of nutriments. This bamboo is an annual, with large body, thin shell and fat pulp, it has steady output. Sweet Broad Pea belongs to leguminosae vicia with legumen as the edible part.

Sugar Pea: With full pod, green color, beautiful appearance, nutritious, delicious taste, it has high nutritional value. Rich in vitamin A, C, B1, B2 nicotinic acid, potassium, sodium, phosphorus, calcium, etc; abundance in protein which is more digestible than soy, with relatively low heat compared with other beans, it is a good food for beauty and keeping shape. Protein contained in sugar pea can repair skin, regulate physiological state, promote milk secretion, reduce cholesterol in blood, keep health of cardiovascular; the estrogenic hormone contained in the sugar bean can slow down aging, the effect is especially obvious to menopausal women, it also helps to ease menopause syndrome.

Green Sword Bean: originated from central and south America and can be cultivated in the provinces of south in spring and autumn in china. According to color, sword bean can be divided into green sword bean and wax bean with is covered by yellow wax, the main sword bean in china is green bean; according to shape, there are flat and round type, but there are also many middle types. Sword bean is abundant in nutrition, its legume contains 6% protein, and it also has abundant carbohydrate, vitamins (especially Vitamin C).
Advantages of Products:

A. Original color and taste. Stresses on “quick frozen” in the course of processing which maintains the original ingredients; fixation in the prophase inactivates the oxidation enzyme in the vegetables, thus maintaining the original color.
B. Long-term preservation.  According to fully disinfection and fixation in the course of processing, the original activities and putrefactive bacteria are killed, which can maintain long-term preservation in low temperature.
C. No residual substances such as pesticide, etc. After many times of cleaning and removing water in the course of processing; residual substances testing and micro-organism testing in the end of processing all the harmful residual substances in the products are removed.
D. Strict management, skilled staff, reasonable allocation of equipment and facilities and high labor efficiency throughout the process have reduced conversion cost a lot and improved the market competitiveness.
To get high quality and low cost, the products will be strictly managed by regulations from the very beginning--selection of vegetable seeds. This company has already established excellent sales channels and contact lists. With integrity and preparation our company will gain customer satisfaction and their continuous support.

Macro Investment Environment

Analysis of Business Micro Economy

The trend of international and domestic micro economy decides the fate of the whole industry; therefore, the analysis on international and domestic micro economy investment on industry is the fundamental analysis.

 Politics is the security of economic development, therefore, choosing investment location; investors should pay attention to the political environment of the place, to see if there is a steady political environment, if the government has a policy of continuity and stability. China has a stable political environment; especially at present Chinese government is engaged in building a harmonious and steady social political environment, which becomes the significant element for promoting Chinese economy.

 Zhejiang Province has formulated a series of opening-up measures to increase investment, further expand opening up both international and domestic to establish all around and multidirectional opening to the outside world.

To encourage enterprises to search strategic partners actively, the government of Lin'an city government attracts investment continuously in an innovative way and establishes the new tender-invitation mechanism---enterprise attracting investment.

 Economic

In the past two decades, China has implemented sound fiscal and monetary policy and maintained sustainable national economy growth. With a GDP of RMB 20.9407 trillion in 2006, Chinese per capita gross national income rose to No. 129 of the world in 2006 from No. 132 in 2002. According to World Bank Classification Benchmark, China has already entered into middle income countries from low income countries. Chinese GDP in 2008 will be closed to RMB 25 trillion.

Economic Objective

The municipal government of Lin’an expects to achieve a GDP of RMB 30 billion in 2011 with a per capita GDP of over USD6000, industry sales value of more than RMB 100 billion, total financial revenue of more than RMB 3 billion (increased by 100% compared with the revenue in 2006) among which local financial revenue is more RMB 1.5 billion, urban per capita disposable income reaches to RMB 25,200, rural per capita net income reaches to RMB 12,300.

Climate

Belonging to middle latitude north subtropical monsoon climate, Lin’an has four seasons with mild climate, abundant rainfall, extremely different climate in the vertical direction, mainly east wind all year around. Excellent ecological environment nourishes more than 4700 species, thus gained the reputation of “Green Valuable Land”, “Valuable Mountain”. This place is rich in wood, bamboo, bamboo shoot, tea, silk, fruit, medicine and so on. Dried bamboo is known as “one of the three treasures in Lin’an”. With tens of thousands of tons annual output, edible bamboo shoot is seen as superior in vegetables, among which tianmu bamboo shoot is famous both in domestic and international.

Physical Geography

Located in east longitude of 118°51' to 119°52', north latitude of 29°56' to 30°23', Lin’an is a city of more mountains and less farmland with a total area of 3,126.8 square kilometers, among which 19,124 hectares is farmland, and 16,909 hectares of the farmland is irrigated field. Up to 100 kilometers long from east to east, the center city is located in east part of Lin’an; the terrain is quite different---higher in northwest and lower in southeast; the influence of water system has formed three major valley plains,  they are Changhua, Yuqian and Lin’an; the beaded valley extends from east to west and from northeast to southwest. Under the influence of various factors, Lin’an has formed a layout of urban area as its center, Yuqian and Changhua as its sub center, secondary and tertiary industry gathered up at urban area and towns around it lied in east part of the city and along the highway of Hang-Yu extended from east to west. With abundance rainfall, long sunshine duration and comfortable temperature, this place is in favor of plant growth and suitable for development of agricultural economy.

Analysis of Economy Location of Lin’an

Traffic

In 2005, the city has invested RMB 913 million on traffic in the city; the total mileage of open to traffic on highway is 1614.7 kilometers ranking first in the province; road density is 51.69 km for per 100 square kilometers. The convenient traffic ensures rapid transportation of exported products and immediately reaches the destination.

China’s Current Situation & Development Trend

China is the fifth largest source country of American imported agricultural products (after Canada, the European Union, Mexico and Japan) in 2007. In the USD 4.92 billion agricultural products exported to America, processing fruit and vegetables takes up a large proportion, which amounts to USD 718 million, with an increase rate of 29.42%.

Due to high economic level, great season restriction to vegetables production, together with large population and consumers’ high demands on quality and diversity of the products, the consumption of vegetables of EU depends greater on imports and exports.

CIS trade zone is a typical vegetable market of net imports which will become Sustainable Development market for Chinese vegetables export in future. Chinese total trade in this market will increase steadily and the main varieties are fresh & chilled vegetables and canned vegetables.

Sustainable and rapid development of Chinese fruit and vegetable processing industry has promoted the formation of two condensed apple juice processing base, respectively in circum-bohai region and northwest loess plateau, northwest tomato paste processing base, southeast coast dehydrated vegetables processing base, canned and IQF fruits and vegetables processing base. Exported vegetables mainly are processing storage vegetables and fresh & IQF vegetables. According to the statistics of customs, in January and February in 2008, China has exported 12,959,000 tons of vegetables (including IQF vegetables, processing storage vegetables and dehydrated vegetables), increased by 6.14% compared with the same time of last year with a exported income of USD 1.038 billion, increased by 4.09% compared with the same time of last year.

Japan and ASEAN are still China’s main destination for exported vegetables. During Jan. and Feb. in 2008, exported income of vegetables to Japan is USD 224 million, decreased by 14.72% compared the same time with last year, accounting for 25.6% of the country’s total exports of vegetables; to ASEAN is USD 158 million, increased by 6.68% compared with the same time of last year, accounting for 15.21% of total vegetables’ export of China. In the ASEAN, our main destinations for export are Malaysia, Indonesia and Thailand.

Major provinces of exported vegetables in China are Shandong, Fujian, Xinjiang, Zhejiang, Jiangsu and Guangdong. During Jan. and Feb, 2008, exported income of Shandong province is USD 301 million, decreased by 6.8% compared with the same time of last year, ranked first in the nation; Fujiang is USD 182 million, decreased by 3.41%; exported income of Xinjiang and Zhejiang showed a year-on-year growth; Jiangsu and Guangdong is basically the same as last year.

 Marketing Programs

i. The structure of sales channels and customers

Before 2001, our major destination for export is Japan; after 2001, we have established business links with countries and regions such as Australia, France, Germany, Russia, Singapore, Taiwan, Hong Kong, etc; nowadays, the company is focused on the development of EU’s export business. The main export way is self-run at present, there are also some consigned processing orders from foreign trade companies; the payment is at FOB price in Shanghai Port, we also accept CNF price, the payment period of the products is 30 days.

ii. Marketing Channels

At present, the products mainly wholesale to Japan, the EU and the United States, on basis of which to develop nutritious products and deep-processing products. The target market is Europe, Japan, America, Singapore, South Korea, etc in a way of group purchase.

Marketing Programs

We plan on being the low cost leader in price and quality

The company is looking at the following possibilities:

Looking for Fully automatic quick-frozen vegetable processing lines with a output of 3 tons per hour; the logistic guarantee capacity and storage can increase another 3 same production line, with a output of 9 tons per hour, eight hours per day, the annual yield is 25,000 tons.

Results of Operations

There were no revenues for the period ended September 30, 2009 except for accrued interest income of $530. Expenses for the period ended September 30, 2009 were $300. Expenses for the period ended June 30, 2009 were $97,500 resulting in a net loss of $97,144 from inception.

The company did not pay nor recognize any interest expense for the period ended September 30, 2009.

Liquidity and Capital Resources

The Company has no cash. The Company did not have any reportable cash for the period ended September 30, 2009. The Company will likely have to look to the officers and directors or to third parties for additional capital.  There can be no assurance that the Company will be able to secure additional financing or that the amount of any additional financing will be sufficient to conclude its business objectives or to pay ongoing operating expenses.

Equity Distribution to Management
We issued 173,000 shares to our founders during the period ended June 30, 2009. We also issued 105,000 shares in exchange for services and reimbursements.  These shares were valued at $95,000.  Total shares issued and outstanding at September 30, 2009 were 803,546.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE:

The accountant's having advised the registrant that the internal controls necessary for the registrant to develop reliable financial statements and management's representations do exist;

DISCLOSURE CONTROLS AND PROCEDURES:

For purposes of this section, the term disclosure controls and procedures under the Act (15 U.S.C. 78a et seq.) does not apply.

INTERNAL CONTROL OVER FINANCIAL REPORTING:

Lin’an Tengda Food Corp. is not a registered public company and will not be required to comply with section 404 of the Sarbanes-Oxley Act of 2002 or the new exhibit requirements for the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and changes to the Section 302 certification requirements in its quarterly, semi-annual or annual report. Lin’an Tengda Food Corp. will comply with Sarbanes-Oxley Act upon effectiveness of this S-1 Registration.

RESTRICTIONS ON RESALE:

The Shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state or other jurisdiction. The Shares may not be offered, sold, pledged or otherwise transferred except (1) pursuant to an exemption from registration under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with all applicable securities laws of the states and other jurisdictions, and in the case of a transaction exempt from registration, unless the Company has received an opinion of counsel reasonably satisfactory to it that such transaction does not require registration under the Securities Act and such other applicable laws."
The Purchaser understands that the Shares will bear a restrictive legend for one year or until registration is approved.

DIRECTOR, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS

Executive Officer and Director

          The following table and subsequent discussion contains the complete and accurate information concerning our director and executive officer, his age, term served and all of our officer and his position, who will serve in the same capacity with us upon completion of the offering.

Name	Age	Term Served	Title / Position(s)
Wu Xiaozhong	46	Since inception	CEO, CFO, Director

          There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

Mr. Wu Xiaozhong, male, from Dongyang, Zhejiang province, born in 1973, graduated from Zhejiang University (Original Zhejiang Agricultural University), engaged in planting and selling farm products after graduation. Two years later, he began to work on the project of agricultural products processing (vegetable refrigeration processing). During more than ten years of planting, processing and selling, he has mastered first-had experience and technology, sells channels and customers, and founded his own vegetable refrigeration processing enterprise

          Our director will hold office until the next annual meeting of shareholders and the election and qualification of his successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

          No officer, director, or persons nominated for such positions and no promoters or significant employee of LIN’AN TENGDA FOOD CORP. has been involved in legal proceedings that would be material to an evaluation of officers and directors.

Executive Compensation

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Wu Xiaozhong, CEO, and Chairman of the Board of Directors	2009	$0	0	0	0	0	0	0	$0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through September 30, 2009.

Compensation of Officers and Directors

We did not pay any salaries in 2009. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director.

Employment Agreements

We currently do not have any employment agreements in place with our officer or significant employees.

Indemnification of Directors and Officers

Except as permitted by the Wyoming Revised Statutes, the Company’s Articles of Incorporation do not provide for any additional or different indemnification procedures. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Company regarding which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims of indemnification. The Company has not obtained director’s and officer’s liability insurance, although the board of directors of the Company may determine to investigate and, possibly, acquire such insurance in the future.

Employment Agreements

          We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject at the discretion of our sole director, Wu Xiaozhong.

Conflict of Interest - Management’s Fiduciary Duties

          Our director and officer or the Company’s primary Consultant may become, in their individual capacity, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. There is no agreement in place that restricts Mr. Xiaozhong from entering into businesses competitive with the Company.

LEGAL PROCEEDINGS

          We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

Transfer Agent

          We have engaged Globex Transfer, LLC to act as our stock registrar and transfer agent. Its address and telephone number is 386-206-1133. Up until engaging our transfer agent, we have acted as our own transfer agent and registrar.

RELATED PARTY TRANSACTIONS

            All transactions that are reportable pursuant to Item 404(d)(1) are disclosed in this section.

The Company utilizes office space provided at no cost from Mr. Xiaozhong, our sole officer and director. Office services are provided without charge by the Company’s director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

During June of 2009, Mr. Xiaozhong received 173,000 shares of common stock, at a par value of .01 per share for his services as officer and director of the Company Mr. Xiaozhong is the sole officer and director of Lin’an Tengda Food and developed the business plan.

          All current shareholders acquired their shares with the intent to hold the shares for investment purposes, and not with a view to further resale or distribution, except as permitted under exemptions from registration requirements under applicable securities laws. That means that they may not sell such securities unless they are either registered with the sec and comparable agencies in the states or other jurisdictions where the purchasers reside, or are exempted from registration. The most widely used exemption from registration requirements is provided by sec Rule 144, which requires a six month holding period prior to resale, and limits the quantities of securities that can be sold during any 90 day periods.

          The certificate has been issued with a restrictive legend required with respect to issuance of securities pursuant to exemptions from registration requirements under the Securities Act and the recipient acknowledged his understanding that the shares are restricted from resale unless they were either registered under the Securities Act and comparable state laws, or the transaction was effected in compliance with available exemptions from such registration requirements.

          It is contemplated that we may enter into certain transactions with our sole director, Wu Xiaozhong, or affiliates which may involve conflicts of interest in that they will not be arms’ length transactions.

          All future transactions between us and our officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors.

          There are currently no related party transactions between affiliates and LIN’AN TENGDA FOOD CORP., INC other than those disclosed herein. Further, LIN’AN TENGDA FOOD CORP., INC has not had any preliminary contact or discussions with Xiaozhong affiliates and there are no present plans, proposals, arrangements or understandings with these companies to enter into any future transactions.

DISCLOSURE OF PAYMENT OF SERVICES WITH SHARES OF COMMON STOCK

The following shareholders were issued shares in exchange for their corporate consulting services.

Beneficiary: Jian DI Address B423 Minghu Building No.24 Huangsi street , Westerncity district, Beijing China 100021.	32,000 common shares

Beneficiary: Yuan Su Address B423 Minghu Building No.24 Huangsi street , Westerncity district, Beijing China 100021.	52,000 common shares

Beneficiary: Global Merchant Corp Address Unit 2393 Sidney, Canada V8L 3Y3	21,000 common shares

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 600,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner	Shares Owned	Percentage Before Offering	Percentage After offering
Wu Xiaozhong	173,000.00	21.53%	12.33%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Our certificate of incorporation contains provisions permitted under General Corporation Laws of Wyoming relating to the liability of directors. The provisions eliminate a director’s liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director’s duty of loyalty or acts or omissions, which involve intentional misconduct, or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by General Corporation Laws of Wyoming. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

          We are subject to the State of General Corporation Laws of Wyoming. In general, the statute prohibits a publicly held Wyoming corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

          As permitted by Wyoming law, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

          We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

          We undertake the following:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

REPORTS TO SECURITY HOLDERS

          LIN’AN TENGDA FOOD CORP. is not a reporting issuer under the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the 1934 Act for a period of at least one fiscal year.

          FINRA requires that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the 1934 Act. In order to maintain such a quotation, we will have to register our securities under the 1934 Act on form 8-A or form 10.

          We may cease filing periodic reports with the Securities and Exchange Commission if:

*	We have less than 300 stockholders of record; or

*	We have less than 500, but more than 300, stockholders of record, and our total assets did not exceed $10 million on the last day of each of our three most recent fiscal years.
          Because of the requirement that we file periodic reports in order to have our common stock quoted on the OTC Bulletin Board, we do not intend to suspend our reporting obligations in the foreseeable future.

          The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F St,, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

          We intend to furnish to our stockholders annual reports containing financial statements audited and reported upon by our independent accounting firm, and such other periodic reports as we may determine to be appropriate or as may be required by law.

LIN’AN TENGDA FOOD CORP.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

SEPTEMBER 30, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Balance Sheets as of September 30, 2009 (unaudited) and
June 30, 2009 (audited)	F-1

Statement of Operations for the three months ended
September 30, 2009 and for the period from April 1, 2009 (Inception)
to September 30, 2009 (unaudited)	F-2

Statement of Stockholders’ Deficit as of September 30, 2009 (unaudited)	F-3

Statement of Cash Flows for the three months ended September 30, 2009 and
for the period from April 1, 2009 (Inception) to September 30, 2009	F-4

Notes to Financial Statements	F-5 to F-7

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Lin’an Tengda Food Corp.
Casper, Wyoming

We have audited the accompanying balance sheet of Lin’an Tengda Food Corp. as of June 30, 2009, and the related statements of operations, stockholders’ deficit, and cash flows for the period from April 1, 2009 (Inception) through June 30, 2009.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lin’an Tengda Food Corp. as of June 30, 2009 and the results of its operations and cash flows for the period from April 1, 2009 (Inception) through June 30, 2009, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has negative working capital, has incurred operating losses since inception, and has not received any revenue from sales of products or services.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 5.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC
Bingham Farms, Michigan
October 12, 2009

LIN’AN TENGDA FOOD CORP.
 (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
As of September 30, 2009 (unaudited) and June 30, 2009 (audited)

	September 30, 2009	June 30, 2009
	(unaudited)	(audited)

ASSETS

Current Assets
Cash and equivalents	$0	$0
Interest receivable	886	356

TOTAL ASSETS	$886	$356

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accrued expenses	$2,800	$2,500

Stockholders’ Deficit
Common Stock, $.01 par value, 500,000,000 shares authorized, 803,546 shares issued and outstanding	8,035	8,035
Additional paid-in capital	139,520	139,520
Stock subscription receivable	(52,555)	(52,555)
Deficit accumulated during the development stage	(96,914)	(97,144)
Total stockholders’ deficit	(1,914)	(2,144)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$886	$356

See accompanying notes to financial statements.

LIN’AN TENGDA FOOD CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (unaudited)
Three months ended September 30, 2009
Period from April 1, 2009 (Inception) to September 30, 2009

	Three months ended September 30, 2009	Period from April 1, 2009 (Inception) to September 30, 2009

REVENUES	$0	$0

OPERATING EXPENSES
Professional fees	300	2,500
Incorporation costs	0	1,000
Consulting fees	0	94,000
TOTAL OPERATING EXPENSES	300	97,500

NET OPERATING LOSS	(300)	(97,500)

OTHER INCOME	530	356

NET INCOME (LOSS)	$230	$(97,144)

NET INCOME (LOSS) PER SHARE: BASIC AND DILUTED	$0.00

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	803,546

See accompanying notes to financial statements.

LIN’AN TENGDA FOOD CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT (unaudited)
Period from April 1, 2009 (Inception) to September 30, 2009

	Common stock		Additional paid-in	Stock subscription	Deficit accumulated during the development
	Shares	Amount	capital	receivable	stage	Total
April 1, 2009, Inception	-0-	$-0-	$-0-	$-0-	$-0-	$-0-

Issuance of founder shares at $0.10 per share	173,000	1,730	(1,730)	-	-	0

Common stock issued for promissory note at $0.10 per share	525,546	5,255	47,300	(52,555)	-	0

Common stock issued for services and reimbursements	105,000	1,050	93,950	-	-	95,000

Net loss for the period ended June 30, 2009	-	-	-	-	(97,144)	(97,144)

Balance, June 30, 2009	803,546	8,035	139,520	(52,555)	(97,144)	(2,144)

Net income for the three months ended September 30, 2009	-	-	-	-	230	230

Balance, September 30, 2009	803,546	$8,035	$139,520	$(52,555)	$(96,914)	$(1,914)

See accompanying notes to financial statements.

LIN’AN TENGDA FOOD CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (unaudited)
Three months ended September 30, 2009
Period from April 1, 2009 (Inception) to September 30, 2009

	Three months ended September 30, 2009	Period from April 1, 2009 (Inception) to September 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the period	$230	$(96,914)
Change in non-cash working capital items:
Common stock issued for services and reimbursements	0	95,000
Changes in assets and liabilities:
Increase in interest receivable	(530)	(886)
Increase in accrued expenses	300	2,800
NET CASH PROVIDED BY OPERATING ACTIVITIES	0	0

CASH FLOWS FROM FINANCING ACTIVITIES
Common stock issued for cash	0	52,555
Stock subscription receivable	0	(52,555)
NET CASH PROVIDED BY FINANCING ACTIVITIES	0	0

NET INCREASE IN CASH	0	0

CASH, BEGINNING OF PERIOD	0	0
CASH, END OF PERIOD	$0	$0

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$0	$0
Income taxes paid	$0	$0

See accompanying notes to financial statements.

LIN’AN TENGDA FOOD CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2009

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

Nature of Business
Lin’an Tengda Food Corp. is a development stage company and was incorporated in the state of Wyoming on April 1, 2009. The Company’s objective is to acquire or merge with a target business or company in a business combination.  The Company has no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company nor has it identified any specific business or company for investigation and evaluation for a merger.

Development Stage Company

The accompanying financial statements have been prepared in accordance generally accepted accounting principles applicable to development-stage enterprises.  A development-stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Cash and Cash Equivalents
The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At September 30, 2009 and June 30, 2009 the Company had $-0- of unrestricted cash.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents and accrued expenses. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

LIN’AN TENGDA FOOD CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2009

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (continued)

Basic loss per share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – ACCRUED EXPENSES

Accrued expenses consisted of audit and accounting fees totaling $2,800 and $2,500 as of September 30, 2009 and June 30, 2009, respectively.

NOTE 3 – COMMON STOCK

The Company issued 173,000 shares to its founder during the period ended June 30, 2009.  These shares were issued for $0.  The Company also issued 525,546 shares during the period ended June 30, 2009 for $0.10 per share total proceeds of $52,555.  The funds had not been collected as of September 30, 2009 and are earning 4% interest and have been recorded as stock subscriptions receivable.  Total interest income for the three months ended September 30, 2009 was $530 and for the period from inception to September 30, 2009 was $356.

The Company also issued 105,000 shares in exchange for services and reimbursements.  These shares were valued at $95,000.  Total shares issued and outstanding at September 30, 2009 and June 30, 2009 were 803,546.

NOTE 4 – INCOME TAXES

For the periods ended September 30, 2009, the Company has incurred net losses of approximately $97,000 and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $97,000 at September 30, 2009, and will expire beginning in the year 2029.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	September 30, 2009	June 30, 2009
Deferred tax asset attributable to:
Net operating loss carryover	$32,950	$32,980
Valuation allowance	(32,950)	(32,980)
Net deferred tax asset	$-	$-

LIN’AN TENGDA FOOD CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2009

NOTE 5 – LIQUIDITY AND GOING CONCERN

Lin’an Tengda Food Corp. has negative working capital, has operating losses since inception, and has not yet received revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

NOTE 6 – SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to September 30, 2009 through November 16, 2009 and has determined that it does not have any material subsequent events to disclose in these financial statements.

600,000 shares

LIN’AN TENGDA FOOD CORP Common stock

Prospectus

November 30, 2009
Lin’an Tengda Food Corp.
Address: Maoli Village, Longgang Town, Lin'an City, Zhejiang Province
Telephone:   0086-571-63633886
Fax:       0086-571-63633886
Person to contact:  Wu Xiaozhong

Until ___________________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.	Indemnification of Directors and Officers.

          The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

                    Section 145 of the Wyoming General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

          The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Wyoming General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

          The Wyoming General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•   any breach of the director’s duty of loyalty to the corporation or its stockholders;

•   acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•   payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•   any transaction from which the director derived an improper personal benefit.

          The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 25.	Other Expenses of Issuance and Distribution*
          The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount

SEC registration fee	$10.00
Printing and shipping expenses	2,000.00
Legal fees and expenses	3,500.00
Accounting fees and expenses	2,500.00
Transfer agent and misc. expenses	2,000.00

Total	$10,010.00

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26.	Recent Sales of Unregistered Securities.

          We were incorporated in the State of Wyoming in April 2009.and 173,,000  shares of common at at a value of $.01 per share were issued to Wu Xiaozhong for services rendered relating to the organization and initial management of the Company and for service as the sole board member. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In June 2009, 105,000 shares were issued to the following persons and companies in exchange for corporate consulting services:

Beneficiary: Jian DI Address B423 Minghu Building No.24 Huangsi street , Westerncity district, Beijing China 100021.	32,000 common shares

Beneficiary: Yuan Su Address B423 Minghu Building No.24 Huangsi street , Westerncity district, Beijing China 100021.	52,000 common shares

Beneficiary: Global Merchant Corp Address Unit 2393 Sidney, Canada V8L 3Y3	21,000 common shares

In June 2009, 525,546 shares for $52,555 were sold in a Private Placement Memorandum under Regulation “S.” All of these securities were sold by the issuer shall be deemed to occur outside the United States within the meaning of Rule 901 as the sale was made in an offshore transaction and  no directed selling efforts were made in the United States by the Company. The shareholders that purchased under this Private Placement Memorandum certified that they are not U.S. persons and did not acquire the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Act. The shareholders of the securities have agreed to resell such securities only in accordance with the provisions of this Regulation S (Rule 901 through Rule 905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act. These securities of a domestic issuer contain a legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S (Rule 901 through Rule 905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act.

The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name of Shareholder	Number of Shares
Shasha Zhao	14,598.50
Qingging Cao	14,598.50
Hong Wang	14,598.50
Sihua Qi	14,598.50
Xini Zhao	14,598.50
Yuhui Cao	14,598.50
Wen Zhang	14,598.50
Xiaofang Li	14,598.50
Shufeng Li	14,598.50
Qingyun Li	14,598.50
Yanhui Han	14,598.50
Jinjin Su	14,598.50
Yi Xu	11,678.80
Huali Zheng	11,678.80
Xinyuan Zhang	11,678.80
Xiumei Li	11,678.80
Yanxiao Zhao	11,678.80
Dongmei Liu	11,678.80
Guangsha Zhu	11,678.80
Xiangjuan Bu	11,678.80
Shan Chen	11,678.80
Jun'e Wang	11,678.80
Yanzhi Chen	11,678.80
Aifeng Bi	11,678.80
Yunsan Liu	11,678.80
Yangiu Zhang	11,678.80
Jiaojjao Duan	11,678.80
Zhifang Li	11,678.80
Zhigang Bai	14,598.50
Nannan Xu	14,598.50
Yanmeng Li	11,678.80
Yaona Xu	11,678.80
Qin Bai	11,678.80
Xueliang Wang	11,678.80
Guanghe Wu	14,598.50
Guixia Liu	14,598.50
Baohua Chang	14,598.50
Aihong Gao	14,598.50
Yaping Duan	14,598.50
Weiwei Liu	14,598.50

The Common Stock issued in our Regulation S Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 902 of Regulation S of the Securities Act of 1933. In accordance with Section 230.920 (k)(1) of the Securities Act of 1933, all persons that invested under the Private Placement Memorandum were non-US persons and did not reside in the United States at the time of investment. Further:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 905, equity securities of domestic issuers acquired from the issuer, a distributor, or any of their respective affiliates in a transaction subject to the conditions of Rule 901 or Rule 903 are deemed to be “restricted securities” as defined in Rule 144. Resales of any of such restricted securities by the offshore purchaser must be made in accordance with this Regulation S (Rule 901 through Rule 905, and Preliminary Notes), the registration requirements of the Act or an exemption therefrom. Any “restricted securities,” as defined in Rule 144, that are equity securities of a domestic issuer will continue to be deemed to be restricted securities, notwithstanding that they were acquired in a resale transaction made pursuant to Rule 901 or Rule 904

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 27.	Exhibits Index.

          The exhibits marked with an “*” have already been filed. The remaining exhibits are filed with this Registration Statement:

Number	Exhibit Name

1.1	Subscription Agreement

3.1	Certificate of Incorporation

3.2	By-Laws

3.3	Articles of Incorporation

3.4	Amendment to the Articles of Incorporation

4.1	Form of Common Stock Certificate

5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality

23.1	Consent of Maddox Ungar Silberstein, PLLC

Item 28.	Undertakings.
          The undersigned registrant undertakes:

          (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

                    I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

                    III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The registrant shall request acceleration  pursuant to  Rule 461 under the Securities Act and there insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Wyoming law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of ________________________________, on November 30, 2009.

LIN’AN TENGDA FOOD CORP

/s/ Wu Xiaozhong

Wu Xiaozhong,
President, Chief Executive Officer,
Treasurer and Principal Financial
Officer

          In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/S/ Wu Xiaozhong	President, Treasurer, and Director	November 30, 2009
(Principal Executive, Financial and Accounting Officer)
Wu Xiaozhong

/S/ Wu Xiaozhong	Vice president AND secretary	November 30, 2009

Wu Xiaozhong

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

LIN’AN TENGDA FOOD CORP